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                                                                    Exhibit 23.2
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in the registration statement of BSB Bancorp, Inc. on Form S-4 of our report dated January 29, 1999, on our audits of the consolidated financial statements of BSB Bancorp, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which report is included in the 1998 Annual Report to Shareholders, and is incorporated by reference into the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                        /s/ PricewaterhouseCoopers LLP

Syracuse, New York
April 9, 1999